EXHIBIT 4.1










                          SUPPLEMENTAL INDENTURE NO. 1

                                 by and between

                         SENIOR HOUSING PROPERTIES TRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                             As of December 20, 2001



           SUPPLEMENTAL TO THE INDENTURE DATED AS OF DECEMBER 20, 2001



                      ------------------------------------



                         SENIOR HOUSING PROPERTIES TRUST

                          8-5/8% Senior Notes due 2012

         This SUPPLEMENTAL INDENTURE NO. 1 (this "Supplemental Indenture") made and entered into as of December 20, 2001 between SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee"),

                                WITNESSETH THAT:

         WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time, the "Base Indenture" and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the "Indenture") to provide for the future issuance of the Company's senior debt securities (the "Securities") to be issued from time to time in one or more series; and

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be known as its 8-5/8% Senior Notes due 2012, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:


                                    ARTICLE 1

                                  DEFINED TERMS

         Section 1.1 The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the Base Indenture:

         "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

         "Adjusted Total Assets" is defined in clause (i) of Section 3.1(a).

         "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries excluding amortization of debt discount and deferred financing costs.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are required or authorized to close.

         "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such

Person  and  any  rights  (other  than  debt  securities   convertible  into  or
exchangeable for capital stock), warrants or options to purchase any thereof.

         "Cash Equivalents" means:

                  (i) demand deposits, certificates of deposit or repurchase agreements issued by or maintained with banks or other financial institutions;

                  (ii) marketable securities issued or directly and fully guaranteed as to timely payment by the United States of America or any agency or instrumentality thereof, or

                  (iii) any commercial paper or other obligation rated, at time of purchase, at least "P-2" (or its equivalent) by Moody's or at least "A-2" (or its equivalent) by Standard & Poor's.

         "Change of Control" means such time as any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Excluded Person, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis. For such purpose, "Excluded Person" means (i) RMR, HRPT Properties Trust, a Maryland real estate investment trust, Hospitality Properties Trust, a Maryland real estate investment trust, or any other entity for which financing, investment and operating oversight for substantially all of such entity's activities is provided by RMR, or any successor to or affiliate of such persons, and (ii) any person or group acquiring shares issued by the Company in connection with a merger or acquisition, if the person or group has agreed with the Company to distribute such shares to the holders of its or their securities within a period of not longer than one year from the date of such agreement (the "Distribution Period") and, giving pro forma effect to such distribution as of the date on which the agreement for the merger or acquisition was entered into (and giving effect to the transactions contemplated by that agreement), no Change of Control would have occurred; provided that if such distribution does not occur by the end of the Distribution Period, a Change in Control shall be deemed to have occurred at the end of the Distribution Period.

         "Change  of  Control   Offer"  is  defined  in  Section   4.1  of  this
Supplemental Indenture.

         "Change of Control Payment" is defined in Section 4.1 of this Supplemental Indenture.

         "Change of Control Payment Date" is defined in Section 4.1 of this Supplemental Indenture.

         "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest or distributions on Debt of the Company and its Subsidiaries, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount and deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization,

(v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

         "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such Encumbrance, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP. Debt also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary); it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than that set forth in Section 4.1 of this Supplemental Indenture), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (ii) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt); in each case on or prior to the stated maturity of the Notes.

         "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, distributions on equity securities and property valuation losses, as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Encumbrance" means any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Refunding" means, at any time, any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Debt of the Company or any Subsidiary in an amount not exceeding the aggregate Net Cash Proceeds received by the Company and its Subsidiaries from the substantially concurrent sale of Qualified Subordinated Debt, to the extent such proceeds have not theretofore been taken in account in calculating the amount of an Excluded Refunding. For such purpose, "Qualified Subordinated Debt" means Subordinated Debt of the Company or a Subsidiary of the Company (or trust preferred securities or similar Capital Stock of a Subsidiary of the Company as to which any related Debt of the Company or other Subsidiaries of the Company is Subordinated Debt) which does not mature and is not subject to mandatory repurchase or redemption or to repurchase or redemption at the option of the holder thereof (other than pursuant to a change of control provision not materially more favorable to the holder thereof than that set forth in Section
4.1 of this Supplemental Indenture) in whole or in part prior to the stated maturity of the Notes.

         "Funds from Operations" for any period means Earnings from Operations for such period plus amounts which have been deducted, and minus amounts that have been added, for the following (without duplication): (i) provision for taxes of the Company and its Subsidiaries based on income, (ii) amortization of debt discount and deferred financing costs, (iii) provisions for gains and losses on properties and property depreciation and amortization, (iv) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (v) expenses and charges relating to the spin-off of Five Star Quality Care, Inc., and (vi) amortization of deferred charges.

         "Interest Payment Date" with respect to the Notes is defined in Section 101 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of the Notes, the excess, if any, of:

         (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date a notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or payment had not been made, over

         (ii) the aggregate Outstanding principal amount of the Notes being redeemed or paid.

         "Moody's" means Moody's Investors Services, Inc. or any successor thereof.

         "Net Cash Proceeds" means the proceeds of any issuance or sale of Capital Stock, in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or shares or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Notes" means the Company's 8-5/8% Senior Notes due 2012, issued under the Indenture.

         "Regular Record Date" with respect to the Notes is defined in Section 101 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

         "Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the respective heading Week Ending published in the most recent Statistical Release under the caption Treasury Constant Maturities for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "RMR" means Reit Management & Research LLC, a Delaware limited liability company.

         "Secured Debt" means Debt secured by any Encumbrance.

         "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereof.

         "Statistical Release" means that statistical release designated H.15(519) or any successor publication that is published weekly by the Federal Reserve System and that establishes annual yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index we designate.

         "Subordinated Debt" means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes.

         "Subsidiary" means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors or similar functionaries, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

         "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Total Unencumbered Assets" means the sum of (i) the Undepreciated Real Estate Assets of the Company and its Subsidiaries not securing any portion of Secured Debt and (ii) all other assets, including accounts receivable and intangibles, of the Company and its Subsidiaries not securing any portion of Secured Debt determined on a consolidated basis in accordance with GAAP. If Secured Debt secured by real estate or other property or assets of the Company or its Subsidiaries ("Secondary Collateral") is fully defeased in accordance with the terms thereof or is also secured by cash or Cash Equivalents in an amount (determined at the lesser of (i) carrying value in accordance with GAAP or (ii) fair market value) at least equal to the outstanding principal amount of such Secured Debt, such Secondary Collateral shall be deemed not to secure any portion of such Secured Debt for purposes of this definition.

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements less adjustments to carrying value in accordance with GAAP made prior to January 1, 2001) of real estate and associated tangible personal property used in connection with the real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

         "Unsecured Debt" means any Debt which is not Secured Debt.

         "Voting Stock" of any Person means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, board of trustees or the equivalent of such Person.

                                    ARTICLE 2

                               TERMS OF THE NOTES

         Section 2.1 Pursuant to Section 301 of the Indenture, the Notes shall have the following terms and conditions:

         (a) Title; Aggregate Principal Amount; Form of Notes. The Notes shall be Registered Securities under the Indenture and shall be known as the Company's "8-5/8% Senior Notes due 2012." The Notes will be limited to an aggregate principal amount of $200,000,000, subject to the right of the Company to reopen such series for issuances of additional securities of such series and except (i) as provided in this Section and (ii) for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered hereunder. The Notes (together with the Trustee's certificate of authentication) shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and made a part of this Supplemental Indenture.

         The Notes will be issued in the form of one or more registered global securities without coupons ("Global Notes") that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the Notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes represented thereby, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

         So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under this Supplemental Indenture. Except as described below, owners of beneficial interest in Notes evidenced by a Global Note will not be entitled to have any of the individual Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture or this Supplemental Indenture.

         If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in exchange for the Global Note or Global Notes representing such Notes. In addition, the Company may at any time and in its sole discretion, subject to certain limitations set forth in the Indenture, determine not to have any of such Notes represented by one or more Global Notes and, in such event, will issue individual Notes in exchange for the Global Note or Global Notes representing the Notes. Individual Notes so issued will be issued in denominations of $1,000 and integral multiples thereof.

         (b) Interest and Interest Rate. The Notes will bear interest at a rate of 8-5/8% per annum, from December 20, 2001 (or, in the case of Notes issued upon the reopening of this series of Notes, from the date designated by the Company in connection with such reopening) or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on each January 15 and July 15, commencing July 15, 2002 (each of which shall be an "Interest Payment Date"), to the Persons in whose names the Notes are registered in the Security Register at the close of business on January 1 and July 1, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each, a "Regular Record Date").

         (c) Principal Repayment; Currency. The stated maturity of the Notes is January 15, 2012, provided, however, the Notes may be earlier redeemed at the option of the Company as provided in paragraph (d) below. The principal of each Note payable on its maturity date shall be paid against presentation and surrender thereof at the Corporate Trust Office of the Trustee, located initially at Two Avenue de Lafayette, Boston, Massachusetts 02111, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts.

         (d) Redemption at the Option of the Company. The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Notes to be redeemed at its address appearing in the Security Register, at a price equal to the sum of (i) the Outstanding principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the applicable Redemption Date, plus (ii) the Make-Whole Amount, if any.

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 400 Centre Street, Newton, Massachusetts 02458, Attention: President; notices to the Trustee shall be directed to it at Two Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Department, Re: Senior Housing Properties Trust 8-5/8% Senior Notes due 2012; or as to either party, at such other address as shall be designated by such party in a written notice to the other party.

         (f) Global Note Legend. Each Global Note shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         (g) Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Discharge, Defeasance and Covenant Defeasance provisions in Article Thirteen of the Indenture will apply to the Notes.


                                    ARTICLE 3

                              ADDITIONAL COVENANTS

         Section 3.1 Holders of the Notes shall have the benefit of the following covenants, in addition to the covenants of the Company set forth in Article Eight of the Indenture:

         (a)  Limitations on Incurrence of Debt.

                  (i) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum ("Adjusted Total Assets") of (without duplication) (A) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K, or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Exchange Act with the Trustee) prior to the incurrence of such additional Debt and (B) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

                  (ii) The Company will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

                  (iii) The Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 2.0 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (A) such Debt and any other Debt incurred by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (B) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first date of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (C) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (D) in the case of any acquisition or disposition by the Company or its Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

         (b) Limitations on Distributions. The Company will not, and will not permit any Subsidiary to, (i) declare or pay any dividend or make any distribution on or with respect to the Company's Capital Stock (other than (x) dividends or distributions payable solely in shares of the Company's Capital Stock, other than Disqualified Stock, or in options, warrants or other rights to acquire shares of such Capital Stock and (y) the spin-off distribution of the Capital Stock of Five Star Quality Care, Inc.); (ii) purchase, redeem, retire or otherwise acquire for value any shares of the Company's Capital Stock; or (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Debt (other than Excluded Refundings); unless, immediately after giving pro forma effect to such distribution (each, a "Restricted Payment"):

         (A) no Default under the Indenture shall have occurred and be continuing or would occur as a result of such Restricted Payment;

         (B) the Company and its Subsidiaries would have been permitted to incur at least $1.00 of additional Debt (other than Debt between the Company and one or more its Subsidiaries or between one or more its Subsidiaries) under the terms of
                  Section 3.1(a) of this Supplemental Indenture; and

         (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board, whose determination shall be conclusive and evidenced by a Board Resolution) made after the date of this Supplemental Indenture would not exceed the sum of:

                  (I) 95% of Funds from Operations accrued on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 2001 and ending on the last day of the Company's most recently completed calendar quarter; plus

                  (II) 100% of the aggregate Net Cash Proceeds received by the Company after the date of this Supplemental Indenture from the issuance or sale of Capital Stock of the Company to a Person which is not a Subsidiary of the Company; plus

                  (III)    $15,000,000.

Notwithstanding the foregoing, this Section 3.1(b) shall not prohibit or limit, and shall not be violated by, (i) any dividend, distribution or other action which is necessary to distribute 100% of the Company's real estate investment trust taxable income (determined prior to any deductions for dividends paid) or to maintain the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, if the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets, or (ii) the payment of any dividend or other distribution within 60 days of the declaration thereof if at the date of declaration thereof such payment would have complied with the provisions of this Section 3.1(b).

         (c) Maintenance of Total Unencumbered Assets. The Company and its Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         (d) Company May Consolidate, Etc., Only on Certain Terms. In addition to the provisions of Section 801 of the Indenture, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless immediately after giving effect to such transaction, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety would be permitted to incur at least $1.00 of additional Debt (other than Debt between such Person and one or more of its Subsidiaries or between one or more or its Subsidiaries) under the terms of Section 3.1(a) of this Supplemental Indenture.

                                    ARTICLE 4

                   OFFER TO REPURCHASE UPON CHANGE OF CONTROL

         Section 4.1 Subject to Section 4.2, if a Change of Control occurs, the Company shall make an offer (a "Change of Control Offer") to each Holder of the Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price, in cash, equal to 101% of the aggregate outstanding principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, if any (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (the "Change of Control Payment").

         Within 10 days following any Change of Control, the Company shall mail a written offer (an "Offer") to each Holder in accordance with the terms of
Section 1104 of the Base Indenture. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Change of Control Offer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Offer shall also state:

         (a) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment on the Change of Control Payment Date, as defined below;

         (b) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), which date shall also be the date the Offer expires;

         (c)  that any Note not tendered will continue to accrue interest;

         (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (e) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to close of business on the date specified in such notice, which shall not be earlier than first to occur of (i) the thirtieth day following the date of such notice and (ii) the third Business Day preceding the Change of Control Payment Date;

         (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased;

         (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         (h) that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only.

         On the Change of Control Payment Date, the Company shall, to the extent lawful,

                  (i) accept for payment all Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

         The Paying Agent shall promptly mail to each Holder of Notes properly tendered payment in an amount equal to the Change of Control Payment with respect to the purchased Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

         The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.1, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.1 by virtue of the compliance.

         Notwithstanding the foregoing provisions of this Section 4.1, the Company shall not be required to make or give notice of a Change of Control Offer and, if made or given, shall not be required to repurchase Notes on the related Change of Control Payment Date if, prior to the date on which such notice or Change of Control Offer is required to be given or made or such Change of Control Payment Date, as applicable

                  (i) the Company shall have irrevocably exercised its option to redeem the Notes in whole pursuant to Section 2.1(d) of this Supplemental Indenture; provided that if the Company shall default in its obligation to redeem the Notes pursuant to such redemption on the applicable Redemption Date, the Company shall become obligated to commence a Change of Control Offer in accordance with this Article 4 on such Redemption Date; or

                  (ii) giving effect to the related Change of Control, the Moody's and Standard & Poor's shall have confirmed that the Notes are rated "Ba3" (or its equivalent) or higher and "BB-" or higher, respectively.

         The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

         The provisions of the Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control (including this Article 4 and clause (a) of Section 5.1) may be waived or modified with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.

         Section 4.2. The provisions of Section 4.1 shall terminate and cease to have further force or effect on or after the first date, if any, on which the Notes shall have been rated "Baa3" (or its equivalent) or higher by Moody's and "BBB-" (or its equivalent) or higher by Standard & Poor's.


                                    ARTICLE 5

                          ADDITIONAL EVENTS OF DEFAULT

         Section 5.1 For purposes of this Supplemental Indenture and the Notes, in addition to the Events of Default set forth in Section 501 of the Indenture, it shall also constitute an "Event of Default" if (a) the Company shall have failed to consummate a Change of Control Offer in accordance with the provisions of Article 4 of this Supplemental Indenture, or (b) one or more final judgments or orders (not covered by insurance, treating any deductibles, self-insurance or retention as not so covered) for the payment of money in excess of $10,000,000 in the aggregate for all such judgments or orders against the Company or any Subsidiary and such judgments or orders shall not be paid or discharged, and there shall be a period of 60 consecutive days after the final judgment or order that causes such aggregate amount to exceed $10,000,000 million during which a stay of enforcement of such final judgment(s) or order(s) are not in effect.

         Section 5.2 Notwithstanding any provisions to the contrary in the Indenture including, without limitation, Section 501(a) thereof, the failure to pay the principal of or any premium on the Notes at its Maturity shall constitute an "Event of Default".

         Section 5.3 Notwithstanding any provisions to the contrary in the Indenture including, without limitation, Section 501(e) thereof, the default under any bonds, debentures, notes or other evidences of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than the Notes) under which there may be issued or by which there may be secured any indebtedness of the Company (or by one or more Subsidiaries, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default(s) shall constitute a failure to pay an aggregate principal amount exceeding $10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder, shall constitute an Event of Default.

         Section 5.4. Notwithstanding any provisions to the contrary in the Indenture, upon the acceleration of the Notes in accordance with Section 502 of the Indenture, the amount immediately due and payable in respect of the Notes shall equal the Outstanding principal amount thereof, plus accrued and unpaid interest, plus the Make Whole Amount.

                                    ARTICLE 6

                                  EFFECTIVENESS

         Section 6.1 This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.


                                    ARTICLE 7

                                NOTICE TO TRUSTEE
         Section 7.1 Notwithstanding anything to the contrary in the Indenture including, without limitation, Section 1102 thereof, in connection with the redemption at the election of the Company of less than all the Notes, the Company shall notify the Trustee of the establishment of a Redemption Date and the principal amount of Notes to be redeemed at least 45 days prior to such Redemption Date unless a shorter period shall be satisfactory to the Trustee.

                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

         Section 8.2 To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

         Section 8.3 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         Section 8.4 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be executed as an instrument under seal in their respective corporate names as of the date first above written.

                                 SENIOR HOUSING PROPERTIES TRUST



                                 By:___________________________
                                       Name:
                                       Title:


                                 STATE STREET BANK AND TRUST COMPANY, as Trustee



                                 By:___________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE

                           [Form of Face of Security]

                         SENIOR HOUSING PROPERTIES TRUST

                          8-5/8% Senior Notes due 2012

No. ____                                                           $ ___________

         Senior Housing Properties Trust, a real estate investment trust duly organized and existing under the laws of Maryland (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________, or registered assigns, the principal sum of
___________________  Dollars  ($_____________)  on January 15, 2012,  and to pay
interest thereon from December 20, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing July 15, 2002 at the rate of 8-5/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST DATED SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE
DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE

ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                   SENIOR HOUSING PROPERTIES TRUST




                                         By___________________________
                                            Title:



                          CERTIFICATE OF AUTHENTICATION

Dated:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         [STATE STREET BANK AND TRUST COMPANY],
                                         As Trustee



                                         By___________________________
                                            Authorized Officer

                          [Form of Reverse of Security]

         1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time, the "Base Indenture"), as supplemented by a Supplemental Indenture No. 1, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time, the "Supplemental Indenture" and the Base Indenture, as supplemented by such Supplemental Indenture, the "Indenture"), each between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

         2. Optional Redemption. The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time or from time to time, as a whole or in part, at the election of the Company, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued and unpaid interest to but excluding the applicable Redemption Date and (iii) the Make-Whole Amount, if any.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         3. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

         4. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         5. Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         6. Payments Not Impaired. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         7. Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         8. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         9. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                [ASSIGNMENT FORM]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM      --  as tenants in common                UNIF GIFT MIN ACT  --   _______ Custodian_______
TEN ENT      --  as tenants by the entireties                                 (Cust)          (Minor)
JT TEN       --  as joint tenants with right of survivorship               Under Uniform Gifts to Minors
                 and not as tenants in common                               Act ___________
                                                                                 (State)

     Additional abbreviations may also be used though not in the above list.

                     --------------------------------------


FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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 |                                                                     |
 |                                                                     |
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________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________
the within security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________Attorney
to transfer said security on the books of the Company with full power of substitution in the premises.



Dated:_________________________     Signed:_____________________________________

                                    Notice:  The  signature  to this  assignment
                                    must  correspond with the name as it appears
                                    upon  the  face of the  within  security  in
                                    every  particular,   without  alteration  or
                                    enlargement or any change whatever.


                                    Signature Guarantee*:_______________________

                                    *  Participant  in  a  recognized  Signature
                                    Guarantee   Medallion   Program   (or  other
                                    signature   guarantor   acceptable   to  the
                                    Trustee).

                  [FORM OF OPTION OF HOLDER TO ELECT PURCHASE]


                       OPTION OF HOLDER TO ELECT PURCHASE


If you want to elect to have this Note  purchased  by the  Company  pursuant  to
Section 4.2 of the Supplemental Indenture referred to in this Note pursuant to the Company's Change of Control Offer, check this box: [__]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture referred to in this Note pursuant to the Company's Change of Control Offer, state the amount you elect to have purchased (must be an integral multiple of $1,000): $__________________

PLEASE INSERT YOUR SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER:


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 |                                                                     |
 |                                                                     |
  ---------------------------------------------------------------------



Dated:_________________________     Signed:_____________________________________


                                    Notice:  The signature to this election must
                                    correspond  with the name as it appears upon
                                    the  face of the  within  security  in every
                                    particular,     without     alteration    or
                                    enlargement or any change whatever.


                                    Signature Guarantee*:_______________________

                                    *  Participant  in  a  recognized  Signature
                                    Guarantee   Medallion   Program   (or  other
                                    signature   guarantor   acceptable   to  the
                                    Company).